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Exhibit 10.2.2
EXECUTION VERSION

DATED 21 December 2018
WYNN RESORTS (MACAU) S.A. as Company
BANK OF CHINA LIMITED, MACAU BRANCH as Term Facility Agent and BANK OF CHINA LIMITED, MACAU BRANCH as Term Facility Lender
TERM FACILITY AGREEMENT FIFTH AMENDMENT AGREEMENT

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THIS AGREEMENT is dated 21 December 2018 and made between:

(1)	WYNN RESORTS (MACAU) S.A. (the "Company");

(2)	BANK OF CHINA LIMITED, MACAU BRANCH (the "Term Facility Agent"); and

(3)	BANK OF CHINA LIMITED, MACAU BRANCH (the "Term Facility Lender").
RECITALS:

(A)	The Company owns and operates Wynn Macau and the Cotai Project.

(B)
The Secured Parties have agreed to amend certain Senior Finance Documents and enter into additional Senior Finance Documents in connection with Wynn Macau and the Cotai Project for the refinancing of existing indebtedness and for the general corporate purposes of the Group (including investment in Excluded Subsidiaries, Excluded Projects or Resort Management Agreements).

(C)	It has been agreed to amend the Term Facility Agreement as set out below.
IT IS AGREED as follows:

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1.	DEFINITIONS AND INTERPRETATION

1.1	Incorporation of defined terms

1.1.1	Unless a contrary indication appears, a term defined in or by reference in the Schedule has the same meaning in this Agreement.

1.1.2	The principles of construction and rules of interpretation set out or referred to in the Schedule shall have effect as if set out in this Agreement.

1.1.3
Any references in the Senior Finance Documents to the "Hotel Facility Agreement" or the "Term Facility Agreement" shall be taken to be a reference to the Term Facility Agreement as set out in the Schedule, as further amended, consolidated, supplemented, confirmed, novated or replaced from time to time.

1.2	Clauses
In this Agreement any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Agreement.

2.	AMENDMENT
With effect from the Sixth Amendment Effective Date (as defined in the Common Terms Agreement Sixth Amendment Agreement), the Term Facility Agreement shall be amended so that it shall be read and construed for all purposes as set out in the Schedule (Amended Term Facility Agreement).

3.	OUTSTANDING TERM FACILITY ADVANCES

(a)	On the occurrence of the Sixth Amendment Effective Date:

(i)
the Term Facility Lender's Tranche A Facility Commitment and Tranche B Facility Commitment shall be amended as set out in Schedule 1 (The Term Facility Lenders) of the Term Facility Agreement set out in the Schedule (Amended Term Facility Agreement);

(ii)	the borrowings of the Company under the Term Facilities (and the Interest Periods applicable to the outstanding Term Facility Advances) shall be as set out in the Completion Memorandum; and

(iii)	the amounts and currencies of the Term Facility Lender's participation in each Term Facility Advance shall be as set out in the Completion Memorandum.

(b)
On and from the occurrence of the Sixth Amendment Effective Date, without prejudice to paragraph (a) above, the Existing Tranche C Advance shall be deemed to be, for all purposes under this Agreement, the Term Facility Agreement and the other Senior Finance Documents, an Advance (or, as the case may be, part of an Advance) under the Tranche B Facility.

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4.	CONTINUITY AND FURTHER ASSURANCE

4.1	Continuing obligations
The provisions of the Term Facility Agreement shall, save as amended by this Agreement, continue in full force and effect.

4.2	Further assurance
The Company shall, upon the written request of the Term Facility Agent and at its own expense, do all such acts and things reasonably necessary to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.	MISCELLANEOUS

5.1	Incorporation of terms
The provisions of clause 1.3 (Third Party Rights), clause 1.4 (Non-recourse Liability) and clause 18 (Jurisdiction) of the Schedule shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "Agreement" are references to this Agreement and cross-references to specified clauses thereof are references to the equivalent clauses set out or incorporated herein.

5.2	Counterparts
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

6.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNATURES

The Company
WYNN RESORTS (MACAU) S.A.
By:    /s/ Jason M. Schall

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Jason M. Schall
Authorised Signatory

Address:	Wynn Macau, Rua Cidade de Sintra, NAPE Macau

Tel:	+853 2888 9966
Fax:        +853 2832 9966
Attention:    Chief Financial Officer

With a copy to:
Wynn Resorts (Macau) S.A.
Address:    Wynn Macau, Rua Cidade de Sintra, NAPE
Macau
Tel:    +853 2888 9966
Fax:    +853 2832 9966
Attention:    Legal Department of Wynn Resorts (Macau) S.A.

WYNN – EXECUTION PAGES TO TERM FACILITY AGREEMENT FIFTH AMENDMENT AGREEMENT

The Term Facility Agent

BANK OF CHINA LIMITED, MACAU BRANCH
By:	/s/ Wong Iao Kun
Address:	13/F Bank of China Building Avenida Doutor Mario Soares, Macau
Tel:	+853 8792 1639 / 8792 1661
Fax:	+853 8792 1659 / 8792 0308
Attention:	Mr. James Wong / Ms. Jade Gan

With a copy to:

Address:	17/F Bank of China Building Avenida Doutor Mario Soares, Macau
Tel:	+
Fax:	+
Attention:	Ms. Venus Huang/Ms. Candy Shen

WYNN – EXECUTION PAGES TO TERM FACILITY AGREEMENT FIFTH AMENDMENT AGREEMENT

The Term Facility Lender

BANK OF CHINA LIMITED, MACAU BRANCH
By:	/s/ Wong Iao Kun
Address:	13/F Bank of China Building Avenida Doutor Mario Soares, Macau
Tel:	+853 8792 1639 / 8792 1661
Fax:	+853 8792 1659 / 8792 0308
Attention:	Mr. James Wong / Ms. Jade Gan

With a copy to:

Address:	17/F Bank of China Building Avenida Doutor Mario Soares, Macau
Tel:	+
Fax:	+
Attention:	Ms. Venus Huang/Ms. Candy Shen

WYNN – EXECUTION PAGES TO TERM FACILITY AGREEMENT FIFTH AMENDMENT AGREEMENT

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SCHEDULE
AMENDED TERM FACILITY AGREEMENT

DATED 14 SEPTEMBER 2004
WYNN RESORTS (MACAU) S.A. as Company
BANK OF CHINA LIMITED, MACAU BRANCH as Term Facility Agent and THE TERM FACILITY LENDERS referred to herein

TERM FACILITY AGREEMENT
(as amended by the Hotel Facility Agreement Amendment Agreement dated 14 September 2005, the Hotel Facility Second Amendment Agreement dated 27 June 2007, the Term Facility Third Amendment Agreement dated 31 July 2012, the Term Facility Fourth Amendment Agreement dated 30 September 2015 and the Term Facility Fifth Amendment Agreement dated 21 December 2018)

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THIS AGREEMENT is made on 14 September 2004

BETWEEN:

(1)	WYNN RESORTS (MACAU) S.A. (the "Company");

(2)	BANK OF CHINA LIMITED, MACAU BRANCH (the "Term Facility Agent"); and

(3)	THE TERM FACILITY LENDERS (as defined below).

WHEREAS:
The Term Facility Lenders have agreed to make certain loan facilities available to the Company in connection with Wynn Macau and the Cotai Project for the refinancing of the Company's existing indebtedness and for general corporate purposes of the Group (including investment in Excluded Subsidiaries, Excluded Projects or Resort Management Agreements), in each case, upon the terms and subject to the conditions set out in this Agreement and the Common Terms Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement, unless otherwise defined herein, all terms defined or referred to in the Common Terms Agreement shall have the same meaning herein and in addition:
"Available Commitment" means, in relation to a Term Facility Lender at any time and save as otherwise provided herein, the aggregate US dollar equivalent amount of Available Tranche A Commitment and Available Tranche B Commitment of such Term Facility Lender.
"Available Facility" means, at any time, the aggregate US dollar equivalent amount of the Available Tranche A Facility and the Available Tranche B Facility.
"Available Tranche A Commitment" means, in relation to a Term Facility Lender at any time, its Tranche A Facility Commitment less:

(a)	the aggregate amount of its participation in any outstanding Advances (including, without limitation, the Existing Advances) under that Facility; and

(b)	in relation to any Advance Request, the aggregate amount of its participation in any Tranche A Advance due to be made on or before the proposed Advance Date.
"Available Tranche A Facility" means, at any time, the aggregate amount of the Available Tranche A Commitments of all the Term Facility Lenders at such time.
"Available Tranche B Commitment" means, in relation to a Term Facility Lender at any time, its Tranche B Facility Commitment less:

(a)	the aggregate amount of its participation in any outstanding Advances (including, without limitation, the Existing Advances) under that Facility; and

(b)	in relation to any Advance Request, the aggregate amount of its participation in any Tranche B Advance due to be made on or before the proposed Advance Date.
"Available Tranche B Facility" means, at any time, the aggregate amount of the Available Tranche B Commitments of all the Term Facility Lenders at such time.
"Common Terms Agreement" means the common terms agreement dated 14 September 2004 and made between, among others, the Company, the financial institutions defined therein as Term Facility Lenders and Revolving Credit Facility Lenders, the Term Facility Agent, the Revolving Credit Facility Agent, the Intercreditor Agent and the Security Agent, as amended and restated by the Common Terms Agreement Amendment Agreement, the Common Terms Agreement Second Amendment Agreement, the Common Terms Agreement Third Amendment Agreement, the Common Terms Agreement Fourth Amendment Agreement, the Common Terms Agreement Fifth Amendment Agreement and the Common Terms Agreement Sixth Amendment Agreement.
"Existing Advances" means the Tranche A Advance in an amount equal to USD1,305,000,000, the Tranche B Advance in an amount equal to HKD6,208,800,000 and the Tranche C Advance (under and as defined in the Term Facility Agreement as amended, restated, supplemented and/or novated prior to the Sixth Amendment Effective Date) in an amount equal to HKD1,560,000,000 (the "Existing Tranche C Advance"), outstanding immediately prior to the Sixth Amendment Effective Date.
"Final Repayment Date" means 26 June 2022 or, if that day is not a Business Day, the immediately preceding Business Day.
"HIBOR" means, in relation to any Tranche B Advance:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for HK dollars or for the Interest Period for that Term Facility Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Term Facility Agent at its request quoted by the Reference Banks to leading banks in the Hong Kong interbank market, at or about 11.00 a.m. (Hong Kong time) on the Quotation Day for the offering of deposits in HK dollars for a period comparable to the Interest Period for that Term Facility Advance (or, if such Screen Rate or arithmetic mean of rates, as the case may be, is less than zero per annum, zero per annum).
"LIBOR" means, in relation to any Tranche A Advance:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for US dollars or for the Interest Period for that Term Facility Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Term Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, at or about 11:00 a.m. (London time) on the Quotation Day for the offering of deposits in US dollars and for a period comparable to the Interest Period for that Term Facility Advance (or, if such Screen Rate or arithmetic mean of rates, as the case may be, is less than zero per annum, zero per annum).
"Majority Term Facility Lenders" means a Term Facility Lender or Term Facility Lenders whose US dollar equivalent participations in the Term Facility Advances then outstanding and undrawn Available Commitments amount in aggregate to more than 50% of the US dollar equivalent of the sum of all Term Facility Advances then outstanding and undrawn Available Commitments.
"Margin" means in relation to any Term Facility Advance hereunder on and from the Sixth Amendment Effective Date 1.750% per annum but, if the Leverage Ratio as at the most recent Quarterly Date thereafter (for the avoidance of doubt, subject to paragraph (e) of the definition of "Specified Equity Contribution Conditions" in clause 1.1 (Definitions) of the Common Terms Agreement) is within the range set out below and the Intercreditor Agent has received, in accordance with paragraphs 1 and 2 of Part A of Schedule 5 (Covenants) of the Common Terms Agreement, the Company's financial statements for the period ending on such Quarterly Date together with the Compliance Certificate required thereunder then, provided (in the case of any decrease in the Margin) no Default has occurred and is continuing, the Margin will be the percentage per annum specified for that range:
Leverage Ratio                    Margin
Less than 1.0                    1.500%
Greater than or equal to 1.0 but less than 3.0    1.750%
Greater than or equal to 3.0 but less than 3.5    1.875%
Greater than or equal to 3.5 but less than 4.0    2.000%
Greater than or equal to 4.0 but less than 4.5    2.125%
4.5 or above                    2.250%
Any increase or decrease in the Margin shall take effect from the Business Day following the satisfaction of the conditions or expiry of the applicable periods specified above (or, where such Business Day falls less than five Business Days before the end of the then current Interest Period, from the commencement of the next Interest Period).
"Party" means a party to this Agreement.
"Reference Banks" means, in relation to:

(a)	LIBOR, the principal London offices of Deutsche Bank AG and BNP Paribas; and

(b)	HIBOR, the principal Hong Kong offices of Bank of China Limited, Hong Kong Branch, DBS Bank Ltd., Hong Kong Branch and Industrial and Commercial Bank of China (Asia) Limited,
or such other bank or banks designated from time to time by the Term Facility Agent provided that the consent of the Company shall be required if such designation is made prior to an occurrence of an Event of Default which is continuing.
"Screen Rate" means, in relation to:

(a)
LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for US dollars for the relevant period displayed on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters; and

(b)
HIBOR, the Hong Kong interbank offered rate administered by the Hong Kong Association of Banks (or any other person which takes over the administration of that rate) for the relevant period displayed on page HKABHIBOR of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays the rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters.

If the agreed page is replaced or service ceases to be available, the Term Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Term Facility Lenders.
"Term Facility" means the Tranche A Facility and the Tranche B Facility.
"Term Facility Advance" means, as the context may require, a Tranche A Advance or a Tranche B Advance and "Term Facility Advances" shall mean each Tranche A Advance, each Tranche B Advance or any of them.
"Term Facility Lender" means a Tranche A Facility Lender or a Tranche B Facility Lender.
"Term Facility Finance Documents" means:

(a)	this Agreement;

(b)	the Common Terms Agreement;

(c)	any other Senior Finance Document to which a Term Facility Lender is a party in its capacity as a Term Facility Lender; and

(d)	any other document designated as such by the Term Facility Agent and the Company.
"Term Facility Finance Parties" means the Term Facility Agent and the Term Facility Lenders.
"Term Facility Loan" means the aggregate principal amount for the time being outstanding hereunder.
"Tranche A Advance" means an advance (as from time to time reduced by repayment in accordance with the terms hereof or the Common Terms Agreement) made or to be made by the Tranche A Facility Lenders under the Tranche A Facility.
"Tranche A Facility" means the US dollar term loan facility granted to the Company under Clause 3.1.1 (Tranche A Facility).
"Tranche A Facility Commitment" means

(a)
in relation to the Original Tranche A Facility Lender, the amount set opposite its name under the column entitled "Tranche A Commitment" in Schedule 1 (The Term Facility Lenders) and the amount of any other Tranche A Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other Tranche A Facility Lender, the amount of any Tranche A Facility Commitment transferred to it under this Agreement, to the extent not cancelled pursuant to clause 8 (Repayments, Prepayments and Cancellation) of the Common Terms Agreement or otherwise reduced pursuant to the terms hereof and/or the Common Terms Agreement, reduced or transferred by it in accordance with the Common Terms Agreement.
"Tranche A Facility Lender" means any commercial bank, financial institution or other entity which:

(a)	is named in Schedule 1 (The Term Facility Lenders) as a Tranche A Facility Lender (the "Original Tranche A Facility Lender"); or

(b)	has become party hereto as a Tranche A Facility Lender in accordance with Clause 13 (Changes to the Parties), and which has not ceased to be a party hereto in accordance with the terms hereof.
"Tranche B Advance" means an advance (as from time to time reduced by repayment in accordance with the terms hereof or the Common Terms Agreement) made or to be made by the Tranche B Facility Lenders under the Tranche B Facility.
"Tranche B Facility" means the HK dollar term loan facility granted to the Company under Clause 3.1.2 (Tranche B Facility).
"Tranche B Facility Commitment" means:

(a)
in relation to the Original Tranche B Facility Lender, the amount set opposite its name under the column entitled "Tranche B Commitment" in Schedule 1 (The Term Facility Lenders) and the amount of any other Tranche B Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other Tranche B Facility Lender, the amount of any Tranche B Facility Commitment transferred to it under this Agreement, to the extent not cancelled pursuant to clause 8 (Repayments, Prepayments and Cancellation) of the Common Terms Agreement or otherwise reduced pursuant to the terms hereof and/or the Common Terms Agreement, reduced or transferred by it in accordance with the Common Terms Agreement.
"Tranche B Facility Lender" means any commercial bank, financial institution or other entity which:

(a)	is named in Schedule 1 (The Term Facility Lenders) as a Tranche B Facility Lender (the "Original Tranche B Facility Lender"); or

(b)	has become party hereto as a Tranche B Facility Lender in accordance with Clause 13 (Changes to the Parties), and which has not ceased to be a party hereto in accordance with the terms hereof.

1.2	Interpretation
In this Agreement:

1.2.1
the principles of construction contained in clause 1.2 (Principles of Construction) of the Common Terms Agreement and the rules of interpretation contained in clause 1.3 (Rules of Interpretation) of the Common Terms Agreement shall apply to the construction and interpretation of this Agreement;

1.2.2
any reference to the "Term Facility Agent" or "Term Facility Lender" shall be construed so as to include its or their (and any subsequent) successors and any permitted transferees in accordance with their respective interests; and

1.2.3	references in this Agreement to any Clause or Schedule shall be to a clause or schedule contained in this Agreement.

1.3	Third Party Rights

1.3.1
The Contracts (Rights of Third Parties) Act 1999 applies to Clause 1.4 (Non-recourse Liability) but only for the benefit of the Operatives and subject always to the terms of Clause 17 (Governing Law) and Clause 18 (Jurisdiction).

1.3.2
Except as provided in sub-clause 1.3.1 above, a Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.3.3	Save as provided by the Common Terms Agreement, the consent of any Person who is not a party to this Agreement is not required to rescind or vary this Agreement.

1.4	Non-recourse Liability
Notwithstanding any provision in the Senior Finance Documents to the contrary, no Operative shall be personally liable for payments due hereunder or under any of the Senior Finance Documents or for the performance of any obligation hereunder or thereunder, save, in relation to any Operative, pursuant to any Senior Finance Document to which such Operative is party. The sole recourse of the Term Facility Finance Parties for satisfaction of any of the obligations of any of the Obligors hereunder and under the other Senior Finance Documents shall be against the Obligors and not against any assets or property of any Operative, save to the extent such Operative is party to a Senior Finance Document and is expressed to be liable for such obligation thereunder. In the case of an individual holding the Executive Director Shares, his or her liability shall be limited to his or her shares in the Company.

2.	COMMON TERMS AGREEMENT
This Agreement and the rights and obligations of the parties hereto shall be subject to the terms and conditions of the Common Terms Agreement which shall be deemed to be incorporated into this Agreement. In the case of any conflict between the terms of this Agreement and the terms of the Common Terms Agreement, the terms of this Agreement shall prevail.

3.	THE TERM FACILITY

3.1	Grant of the Term Facilities

3.1.1	Tranche A Facility
The Tranche A Facility Lenders grant to the Company, upon the terms and subject to the conditions hereof, a US dollar term loan facility in an aggregate amount of USD1,305,000,000.

3.1.2	Tranche B Facility
The Tranche B Facility Lenders grant to the Company, upon the terms and subject to the conditions hereof, a HK dollar term loan facility in an aggregate amount of HKD7,768,800,000.

3.1.3	[Not used]

4.	PURPOSE

4.1.1
The Company shall apply all amounts borrowed by it under the Term Facility to pay for the refinancing of existing indebtedness of the Company and for the general corporate purposes of the Group (including investment in Excluded Subsidiaries, Excluded Projects or Resort Management Agreements).

4.1.2	[Not Used]

4.1.3	[Not Used]

4.1.4	[Not Used]

5.	CONDITIONS PRECEDENT
The provisions of clause 2 (Conditions Precedent) of the Common Terms Agreement are incorporated by reference herein as if the same were set out in full herein.

6.	AVAILABILITY OF THE TERM FACILITY

6.1	Drawdown of Advances
The provisions of clause 3 (Drawdown of Advances) and clause 4.1 (Term Facility Availability Period) of the Common Terms Agreement are incorporated by reference herein as if the same were set out in full herein.

6.2	Each Term Facility Lender's Participation

6.2.1
It is acknowledged and agreed that, as at the Sixth Amendment Effective Date, the Existing Advances have been made, have been applied in accordance with the provisions of Clause 4 (Purpose) of the Term Facility Agreement (as amended, restated, supplemented and/or novated prior to the Sixth Amendment Effective Date) and are outstanding hereunder.

6.2.2
Each Tranche A Facility Lender will participate through its Facility Office in each Tranche A Advance made pursuant to Clause 6.1 (Drawdown of Advances) in the proportion borne by its Available Tranche A Commitment to the Available Tranche A Facility immediately prior to the making of that Tranche A Advance.

6.2.3
Each Tranche B Facility Lender will participate through its Facility Office in each Tranche B Advance made pursuant to Clause 6.1 (Drawdown of Advances) in the proportion borne by its Available Tranche B Commitment to the Available Tranche B Facility immediately prior to the making of that Tranche B Advance.

6.2.4	[Not Used]

6.2.5	[Not Used]

6.3	Reduction of Available Commitment
If a Term Facility Lender's Available Tranche A Commitment or, as the case may be, Available Tranche B Commitment is reduced in accordance with the terms hereof or the Common Terms Agreement after the Intercreditor Agent or the Term Facility Agent has received an Advance Request for a Tranche A Advance or, as the case may be, a Tranche B Advance and such reduction was not taken into account in the Available Tranche A Facility or, as the case may be, Available Tranche B Facility, then the amount of that Tranche A Advance or, as the case may be, Tranche B Advance shall be reduced accordingly.

7.	REPAYMENT

7.1	Repayment
Subject to Clause 7.2 (Final maturity), the Company shall repay the Term Facility Loans in quarterly instalments by repaying on each Repayment Date amounts equal to the percentage set out next to the relevant Repayment Date in Schedule 2 (Repayment Schedule) of the aggregate US dollar denominated Term Facility Advances and the aggregate HK dollar denominated Term Facility Advances outstanding as at the end of the last day of the Term Facility Availability Period.

7.2	Final maturity
The Company shall repay on the Final Repayment Date all amounts outstanding or due and payable under the Term Facility on that day.

7.3	No re-borrowing
The Company may not re-borrow any part of the Term Facility which is repaid.

8.	PREPAYMENT AND CANCELLATION
All prepayments of Term Facility Advances and cancellation of Available Commitments shall be made in accordance with clause 8 (Repayments, Prepayments and Cancellation) of the Common Terms Agreement.

9.	INTEREST

9.1	Calculation of Interest
The rate of interest on each Term Facility Advance for each Interest Period is the percentage rate per annum which is the aggregate of:

9.1.1	the Margin; and

9.1.2	LIBOR (in the case of a Tranche A Advance) or HIBOR (in the case of a Tranche B Advance).

9.2	Payment of interest
Accrued interest on each Term Facility Advance is payable by the Company on the last day of each Interest Period relating to that Term Facility Advance.

9.3	Default Interest
Default interest shall be calculated and paid in accordance with clause 9.4 (Default Interest) of the Common Terms Agreement.

10.	INTEREST PERIODS
The duration of each Interest Period shall be determined in accordance with clause 9.3 (Interest Periods) of the Common Terms Agreement.

11.	NOTIFICATION

11.1	Advances
Promptly, and in any event, not less than 4 Business Days before the proposed Advance Date for each Term Facility Advance, the Term Facility Agent shall notify each Term Facility Lender of the proposed amount of the relevant Term Facility Advance and the aggregate principal amount of the relevant Term Facility Advance allocated to such Term Facility Lender pursuant to Clause 6.2 (Each Term Facility Lender's Participation) and each Term Facility Lender shall, on such Advance Date, subject to the terms and conditions of this Agreement, make available to the Term Facility Agent for the account of the Company its said portion of such Term Facility Advance.

11.2	Interest rate determination
The Term Facility Agent shall promptly notify the Company and the Term Facility Lenders of each determination of LIBOR and HIBOR under this Agreement.

11.3	Changes to interest rates
The Term Facility Agent shall promptly notify the Company and the Term Facility Lenders of any change to any interest rate occasioned by the operation of clause 10 (Changes to the Calculation of Interest) of the Common Terms Agreement.

11.4	Interest payment and repayment instalments
Without prejudice to the Company's obligation to make any interest payment or to pay any repayment instalment on the due date, the Term Facility Agent shall provide to the Company and each Term Facility Lender (with a copy to the Intercreditor Agent) a notice setting out the relevant scheduled payment of interest and scheduled repayment of principal under this Agreement at least 15 Business Days before such amounts fall due for payment by the Company.

12.	[NOT USED]

13.	CHANGES TO THE PARTIES

13.1	Transfers by the Term Facility Agent
The Term Facility Agent may resign in accordance with the Common Terms Agreement and may assign and transfer all of its rights and obligations under the Term Facility Finance Documents to a replacement Term Facility Agent appointed in accordance with the terms of the Common Terms Agreement.

13.2	Transfers by the Company
The Company may not assign, transfer, novate or dispose of any of its rights or obligations under the Term Facility Finance Documents.

13.3	Transfers by the Term Facility Lenders
A Term Facility Lender may assign, transfer or novate any of its rights and/or obligations under the Term Facility Finance Documents in accordance with clause 21.4 (Assignment and Transfer by Lenders), clause 21.5 (Assignments by Lenders) and clause 21.6 (Transfers by Lenders) of the Common Terms Agreement.

13.4	Assignment and Transfer Fees
On the date upon which an assignment takes effect pursuant to clause 21.5 (Assignments by Lenders) of the Common Terms Agreement or a transfer takes effect pursuant to clause 21.6 (Transfers by Lenders) of the Common Terms Agreements, the relevant assignee or Transferee shall pay to the Intercreditor Agent for its own account a fee in accordance with clause 21.7 (Assignment and Transfer Fees) of the Common Terms Agreement.

14.	PAYMENTS

14.1	Payments

14.1.1	All payments under this Agreement shall be made in accordance with clause 26 (Payment Mechanics) of the Common Terms Agreement.

14.1.2
Subject to clause 26 (Payment Mechanics) of the Common Terms Agreement, on each date on which this Agreement requires an amount to be paid by the Company or a Term Facility Lender, the Company or, as the case may be, such Term Facility Lender shall make the same available to the Term Facility Agent for value on such due date and at such time and in such funds and to such account with such bank as the Term Facility Agent shall specify from time to time.

14.2	Partial Payments

14.2.1
If the Term Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Company to the Term Facility Lenders under the Term Facility Finance Documents, the Term Facility Agent shall apply that payment towards the obligations of the Company under the Term Facility Finance Documents in the following order:

(a)
first, in or towards payment pro rata of all amounts paid by the Term Facility Lenders under clause 23.15 (Indemnity to Intercreditor Agent) of the Common Terms Agreement but which have not been reimbursed by the Company;

(b)	secondly, in or towards payment pro rata of all amounts paid by the Term Facility Lenders under Clause 15.3 (Indemnity to Term Facility Agent) but which have not been reimbursed by the Company;

(c)	thirdly, in or towards payment pro rata of all costs and expenses incurred by the Term Facility Lenders which the Company is obliged to reimburse;

(d)	fourthly, in or towards payment pro rata of all accrued but unpaid fees and commissions due to the Term Facility Lenders under the Term Facility Finance Documents;

(e)	fifthly, in or towards payment pro rata of all accrued but unpaid interest (including default interest) due to the Term Facility Lenders under the Term Facility Finance Documents;

(f)	sixthly, in or towards payment pro rata of any principal due to the Term Facility Lenders under the Term Facility Finance Documents but unpaid; and

(g)	seventhly, in or towards payment pro rata of any other sum due to the Term Facility Lenders under the Term Facility Finance Documents but unpaid.

14.2.2	The Term Facility Agent shall, if so directed by the Majority Term Facility Lenders, vary the order set out in sub-clause 14.2.1 above.

14.2.3	Sub-clause 14.2.1 above will override any appropriation made by the Company.

15.	DECISION MAKING AMONGST TERM FACILITY LENDERS

15.1	Decisions
Save as otherwise set out herein and subject to the Common Terms Agreement, the required Senior Secured Creditors for the purpose of any decision within the scope of clause 34.2 (Amendment and waiver of Facility Agreements) of the Common Terms Agreement relating to this Agreement shall be the Term Facility Agent acting on the instructions of the Majority Term Facility Lenders.

15.2	Failure to Give Instructions
If the Term Facility Agent gives notice to the Term Facility Lenders requesting their specific instructions on any matter referred to in Clause 15.1 (Decisions) and it specifies in such notice that the Term Facility Lenders are to give such instructions by a certain date and time specified in such notice, any Term Facility Lender which fails to respond by the date and time so specified shall have its portion of the Term Facility Advances and its Available Commitment disregarded for all purposes of determining whether instructions have been given to the Term Facility Agent by the Majority Term Facility Lenders (and, for the purposes of determining the Available Facility or the amount of all Term Facility Advances outstanding, the Available Commitments and portion of Term Facility Advances of such Term Facility Lender shall be deducted).

15.3	Indemnity to Term Facility Agent

15.3.1
Each Term Facility Lender shall, rateably in accordance with the proportion that the US dollar equivalent of the sum of its Available Commitments and its participations in any outstanding Term Facility Advances bear to the US dollar equivalent of the aggregate of the Available Commitments and such participations of all the Term Facility Lenders (or, if all such amounts have been reduced to zero, such proportion determined immediately prior to such reduction) for the time being, indemnify the Term Facility Agent, within fifteen days of demand, against any cost, loss or liability incurred by the Term Facility Agent (other than by reason of the negligence or wilful misconduct of the Term Facility Agent) in acting as Term Facility Agent under any of the Senior Finance Documents (unless the Term Facility Agent has been reimbursed by the Company pursuant to a Senior Finance Document).

15.3.2
Provided that the Company is required to reimburse or indemnify the Term Facility Agent for such cost, loss or liability in accordance with the terms of the Senior Finance Documents, the Company shall, within fifteen days of demand in writing by any Term Facility Lender, indemnify such Term Facility Lender in relation to any payment actually made by such Term Facility Lender pursuant to Clause 15.3.1 above.

16.	COUNTERPARTS
This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

17.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

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18.	JURISDICTION

18.1	Jurisdiction of English courts

18.1.1
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) (a "Dispute").

18.1.2	The parties hereto agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly they will not argue to the contrary.

18.1.3
This Clause 18.1 is for the benefit of the Term Facility Finance Parties only. As a result, no Term Facility Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law and the Senior Finance Documents, the Term Facility Finance Parties may take concurrent proceedings in any number of jurisdictions.

18.2	Service of process
Without prejudice to any other mode of service allowed under any relevant law, the Company:

18.2.1	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

18.2.2	agrees that failure by a process agent to notify the Company of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE TERM FACILITY LENDERS

Term Facility Lender	Tranche A Commitment (USD)	Tranche B Commitment (HKD)
Bank of China Limited, Macau Branch	1,305,000,000	7,768,800,000
Total	1,305,000,000	7,768,800,000

SCHEDULE 2
REPAYMENT SCHEDULE

Repayment Date	Percentage (%)
The 7th Quarterly Date falling after the Sixth Amendment Effective Date	2.875
The 8th Quarterly Date falling after the Sixth Amendment Effective Date	2.875
The 9th Quarterly Date falling after the Sixth Amendment Effective Date	2.875
The 10th Quarterly Date falling after the Sixth Amendment Effective Date	2.875
The 11th Quarterly Date falling after the Sixth Amendment Effective Date	4.50
The 12th Quarterly Date falling after the Sixth Amendment Effective Date	4.50
The 13th Quarterly Date falling after the Sixth Amendment Effective Date	4.50
The 14th Quarterly Date falling after the Sixth Amendment Effective Date or, if earlier, the Final Repayment Date	75.00%

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